EXHIBIT 4.11

INTERCOMPANY NOTE

New York, New York

June 16, 2006

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other entity listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other entity listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America in immediately available funds, at such location in the United States of America as a Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor.  Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

This note (“Note”) is an Intercompany Note referred to in the Credit Agreement dated as of June 16, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among JACOBS ENTERTAINMENT, INC., a Delaware corporation (“Borrower”), the Lenders (such term and each other capitalized term used but not defined herein having the meaning given it in Article I of the Credit Agreement) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, “Administrative Agent”) for the Lenders, as collateral agent (in such capacity, “Collateral Agent”) for the Secured Parties, as swingline lender (in such capacity, “Swingline Lender”) and as issuing bank (“Issuing Bank”) and is subject to the terms thereof, and shall be pledged by each Payee pursuant to the Security Agreement, to the extent required pursuant to the terms thereof.  Each Payee hereby acknowledges and agrees that the Administrative Agent may exercise all rights provided in the Credit Agreement and the Security Agreement with respect to this Note.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is Borrower or a Guarantor to any Payee other than Borrower shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Obligations of such Payor under the Credit Agreement, including, without limitation, where applicable, under such Payor’s guarantee of the Obligations under the Credit Agreement (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                     In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of such Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before any Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness;

(ii)                                  if any default occurs and is continuing with respect to any Senior Indebtedness (including any Default under the Credit Agreement), then no payment or distribution of any kind or character shall be made by or on behalf of the Payor or any other Person on its behalf with respect to this Note; and

(iii)                               if any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder.  Each Payee and each Payor hereby agree that the subordination of this Note is for the benefit of the Administrative Agent, the Issuing Bank and the Lenders and the Administrative Agent, the Issuing Bank and the Lenders are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of the itself, the Issuing Bank and the Lenders, proceed to enforce the subordination provisions herein.

The indebtedness evidenced by this Note owed by any Payor that is not Borrower or a Guarantor shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.  All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

JACOBS ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By: Jeffrey P. Jacobs
Its: Chief Executive Officer

JACOBS PIÑON PLAZA ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By: Jeffrey P. Jacobs
Its: President

JACOBS ELKO ENTERTAINMENT, INC.

/s/ Jeffrey P. Jacobs
By: Jeffrey P. Jacobs
Its: President

/s/ Stephen R. Roark
Stephen R. Roark, signing on behalf of the
entities listed below in the capacity listed
next to each respective entity:

BLACK HAWK GAMING & DEVELOPMENT
COMPANY, INC., as its President
GOLD DUST WEST CASINO, INC., as its Vice
President
GILPIN VENTURES, INC., as its President
JALOU L.L.C., as its President and Manager
JALOU II INC., as its President

GILPIN HOTEL VENTURE
By: Gilpin Ventures, Inc., its partner

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

By: Black Hawk Gaming & Development Company, Inc., its partner

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

BLACK HAWK/JACOBS ENTERTAINMENT, LLC
By: Black Hawk Gaming & Development Company, Inc.
Its: Authorized Manager

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: President

DIVERSIFIED OPPORTUNITIES GROUP LTD.
By Jacobs Entertainment, Inc., its Managing Member

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: Chief Financial Officer

JACOBS DAKOTA WORKS, LLC
By: Jacobs Entertainment, Inc., its Sole Manager

By:	/s/ Stephen R. Roark
Name: Stephen R. Roark
Its: Chief Financial Officer

/s/ Stan Guidroz
Stan Guidroz, signing on behalf of the entities
listed below in the capacity listed next to each respective entity:

WINNER’S CHOICE CASINO, INC., as its President
JACE, INC., as its President
FUEL STOP 36, INC., as its President
HOUMA TRUCK PLAZA & CASINO, L.L.C., as its President and Manager
JALOU – CASH’S L.L.C., its President and Manager
LUCKY MAGNOLIA TRUCK STOP AND CASINO, L.L.C., as its President and Manager
BAYOU VISTA TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
RACELAND TRUCK PLAZA AND CASINO, L.L.C., as its President and Manager
JRJ PROPERTIES, LLC, as its President and Manager
JALOU OF LAROSE, LLC, as its President and Manager
JALOU BREAUX BRIDGE, LLC, as its President and Manager
JALOU EUNICE, LLC, as its President and Manager
JALOU OF ST. MARTIN, L.L.C., as its President and Manager
JALOU DIAMOND, L.L.C., as its President and Manager
JALOU MAGIC, L.L.C., as its President and Manager
JALOU OF VINTON, LLC, as its President and Manager
JALOU OF VINTON-BINGO, LLC, as its President and Manager
JALOU OF ST. HELENA, LLC, as its President and Manager
JALOU OF JEFFERSON, LLC, as its President and Manager

/s/ Ian M. Stewart
Ian M. Stewart, signing on behalf of the entities listed below in the capacity listed next to each respective entity:

COLONIAL HOLDINGS, INC., as its President
STANSLEY RACING CORP., as its President
COLONIAL DOWNS, LLC, as its President
VIRGINIA CONCESSIONS, LLC, as its Vice President
MARYLAND-VIRGINIA RACING CIRCUIT, INC., as its President

COLONIAL DOWNS, L.P.
By: Stansley Racing Corp., its General Partner

By:	/s/ Ian M. Stewart
Name: Ian M. Stewart
Its: President